UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2014

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10660 Page Ave, 1222, Fairfax, Virginia	22038
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On 28 July 2014, Registrant and certain holders of approximately €1,350,000 in principal amount of Registrant’s debt concluded a legal action commenced in April 2013 in the United States District Court for the District of Delaware captioned Virium et al. v. Lithium Technology Corporation (Case No. 1:13-cv-00500-LPS). The debt at issue constitutes part of the total of approximately €7,125,100 in principal amount of indebtedness held by holders of Registrant’s Convertible Promissory Notes first issued in 2008 (the “Notes”). All of the Notes are secured by a security interest in all of Registrant’s assets, but the Notes are not governed by a single indenture or similar agreement. Certain of the Notes held by the plaintiff holders (the “minority holders”) matured in 2011, and the holders of the balance of the Notes (the “majority holders”) entered into discussions with the Registrant. Since 2011, the prior and the current management of Registrant has been in discussion with the majority holders and seeking to negotiate with the minority holders regarding a consensual restructuring of Registrant’s indebtedness (including the Notes).

In the action, the minority holders (representing approximately 19% of the principal amount of all Notes) sought confirmation of the debt evidenced by the Notes (which was not contested by Registrant and is currently $3,329,137.04 in total (including attorneys’ fees) with respect to the minority holders) and confirmation of certain security interests in assets of Registrant or its subsidiaries, part of which was contested by Registrant. The action was resolved by confirming the uncontested indebtedness, ordering Registrant to re-grant a limited security interest, covering a subset of the assets the minority holders had alleged were covered by the original security interest grant, and confirming (ordering) a commitment of Registrant contained in the Notes not to grant any new security interests in the same collateral without the Note holders’ consent. Registrant promptly complied with the order to re-grant a limited security interest and has complied and intends to continue to comply with its covenant not to grant additional security interests in the same collateral.

Following clarification of the scope of the security interest securing the Notes, Registrant is continuing its active discussions for a consensual restructuring with the holders of approximately 81% of the Notes, and has repeated its standing offer to the minority holders to join in the negotiations. The minority holders have declined to enter into the negotiations, pending Registrant’s acquiescence to demands Registrant understands relate primarily to the minority holders’ attempt to perfect their security interest in the principal security securing all of the Notes, Registrant’s equity interest in its sole subsidiary, GAIA Holdings B.V. Registrant is currently reviewing such demands. Registrant has also been notified by the majority holders regarding the majority holders’ security interest in the same collateral. Registrant understands that any priority issues as between the various Note holders will be resolved between the holders. If Registrant is not able to reach a consensual restructuring with its Note holders, Registrant reserves all rights to protect the interests of all creditors, shareholders and other appropriate stakeholders.

The information in the preceding paragraphs shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: August 3, 2014	LITHIUM TECHNOLOGY CORPORATION (Registrant)
	By:	/s/ Martin Koster
Martin Koster, CEO